Exhibit 4.6


THIS SUBORDINATED NOTE IS SUBORDINATED AND MADE JUNIOR IN RIGHT OF PAYMENT, AND MADE SUBJECT TO RESTRICTIONS AND LIMITATIONS ON ENFORCEMENT (INCLUDING ACCELERATION) AND RESTRICTIONS AND LIMITATIONS ON SALE, ASSIGNMENT, ENCUMBRANCE AND OTHER TRANSFERS, ALL UPON THE TERMS, IN THE MANNER, AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT, DATED AS OF JUNE 26, 2002, AS FROM TIME TO TIME IN EFFECT, AMONG TELEPHONE AND DATA SYSTEMS. INC., THE OTHER SUBORDINATED CREDITORS FROM TIME TO TIME PARTY THERETO, UNITED STATES CELLULAR CORPORATION, AND TORONTO DOMINION (TEXAS), INC., AS ADMINISTRATIVE AGENT.


                       UNITED STATES CELLULAR CORPORATION


                                INTERCOMPANY NOTE


                         DUE August 7, 2008 (THE "NOTE")


$105,000,000                                                Date: August 7, 2002


SECTION 1. DEFINED TERMS.

     Certain capitalized terms used in this Note are defined in Schedule A; references to a "Section" or a "Schedule" are, unless otherwise specified, references to a Section of this Note or a Schedule attached to this Note.

SECTION 2. PAYMENT TERMS OF THIS NOTE.

     Section 2.1. General Payment Terms. (a) FOR VALUE RECEIVED, the undersigned, UNITED STATES CELLULAR CORPORATION (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to

                        TELEPHONE AND DATA SYSTEMS, INC.,

                             or registered assigns,

the principal sum of

                 One Hundred Five Million Dollars ($105,000,000)

in a single installment on August 7, 2008.

     (b) Interest shall accrue on the unpaid principal balance of this Note at a rate equal to 8.1% per annum. Interest payments shall be made in quarterly installments in arrears commencing September 30, 2002 and on each December 31, March 31, June 30 and September 30 thereafter, with a final payment of all accrued but unpaid interest on August 7, 2008.

     (c) Overdue principal and (to the extent permitted by applicable law) interest on this Note and all other overdue amounts payable hereunder shall bear interest at a rate equal to 2% per annum above the rate specified in Section 2(b) above until such amount shall be paid in full.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you, as of the date of this Note, that:

     Section 3.1. Incorporation; Good Standing. Each of the Company and its Material Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power and authority and legal right to own and operate its property, to lease the property it operates as lessee and to conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where (x) a failure to be so qualified would not have a Material Adverse Effect or (y) the Company or such Subsidiary has applied for qualification to do business in such jurisdiction and such application is pending.

     Section 3.2. Authorization; Enforceability. (a) The execution, delivery and performance of this Note and the transactions contemplated hereby (i) are within the corporate authority and legal right of the Company, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company which would have a Material Adverse Effect and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Company.

     (b) The execution and delivery of this Note will result in valid and legally binding obligations of the Company enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 3.3. Approvals. The execution, delivery and performance by the Company of this Note and the Company's payment and performance of the obligations contemplated hereby do not require the Company to obtain the approval or consent of, to make a filing with, or to perform or obtain the performance of any other act by or in respect of any Governmental Authority or any other Person other than those already obtained or performed.

SECTION 4. PREPAYMENT OF THIS NOTE.

     Section 4.1. In General. This Note is not subject to prepayment or redemption at the option of the Company prior to its expressed maturity date except on the terms and conditions set forth in this Section 4.

     Section 4.2. Optional Prepayments. The Company shall have the privilege (but not the obligation), at its option, to prepay some or all of the principal amount of this Note without payment of a prepayment penalty or other premium, provided, that without limiting the discretionary nature of such prepayments, no such prepayment shall be made if a Default or Event of Default has occurred and is continuing, or the making of such prepayment would cause a Default or Event of Default to occur.

     Section 4.3. Optional Prepayment Arrangements. In the event that the Company determines to make any optional prepayment described in Section 4.2, the Company will give the Holder written notice of such optional prepayment under this Section 4 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment (which shall be a Business Day). Each such notice shall specify such date, the aggregate principal amount of the Note to be prepaid on such date, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid that is due in connection with such prepayment.

     Section 4.4. Surrender, etc. If paid or prepaid in full, this Note shall be surrendered to the Company and canceled and shall not be reissued, provided, that in the event of the prepayment of some but not all of the principal amount of this Note, the Company shall reissue a new Note for the unpaid principal balance thereof.

SECTION 5. AFFIRMATIVE COVENANTS.

     The Company covenants that so long as this Note is outstanding:

     Section 5.1. Payment of the Note. (a) The Company shall promptly pay the principal of and interest on this Note on the dates and in the manner provided herein.

     (b) The Company shall pay interest on overdue principal and on overdue installments of interest in the manner provided herein.

     Section 5.2. Notices. The Company shall deliver to the Holder promptly, and in any event within five days after a Responsible Officer becomes aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

     Section 5.3. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.4. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to pay when due all taxes, assessments and other liabilities, except and so long as contested in good faith, provided that appropriate reserves, in accordance with GAAP, have been established with respect to any such contested amounts.

     Section 5.5. Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.6. Financial Information. The Company shall keep adequate records and books of account with respect to its and its Subsidiaries' business activities in which proper entries are made in accordance with GAAP reflecting its and its Subsidiaries' financial transactions and shall cause to be prepared and furnished to you any financial statements, certificates or information required to be delivered pursuant to Section 6.4 of the Credit Agreement.

     Section 5.7. Use of Proceeds of Note. The Company will apply the proceeds from the sale of this Note for general corporate purposes, including financing of the acquisition, integration and operation of Chicago 20MHz, LLC. No part of the proceeds from the sale of this Note will be used for any purpose that would violate regulations of the Board of Governors of the Federal Reserve System in respect of margin lending.

SECTION 6. NEGATIVE COVENANTS.

     The Company covenants so long as this Note is outstanding:

     Section 6.1. Limitation of Liens. The Company shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Liens securing Debt upon any of their properties, whether now owned or hereafter acquired, except Liens securing Senior Debt and other Liens permitted from time to time under the Senior Debt Documents.

     Section 6.2. Limitation on Sales, Consolidation, Merger, Etc. (a) Except to the extent permitted from time to time under the Senior Debt Documents, the Company shall not complete, and shall not permit any of its Subsidiaries to complete, a Sale if a Default or Event of Default is continuing, or would result immediately after giving effect to such Sale.

     (b) Nothing contained in this Note shall prevent any consolidation of the Company with or merger of the Company into any other Person or Persons organized under the laws of the United States or any state thereof (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successor or successors shall be a party or parties, provided that, and the Company hereby consents and agrees that, upon any such consolidation or merger, the due and punctual payment of the principal of and interest on this Note and the due and punctual performance and observance of all of the covenants, conditions and other obligations of this Note to be performed and observed by the Company, shall be expressly assumed by the Person formed by such consolidation or merger, and provided, further, that immediately before and after giving effect to any such transaction, no Default or Event of Default shall exist.

     (c) Nothing contained in this Note shall prevent any consolidation of any Subsidiary of the Company with, or merger of any Subsidiary of the Company into, any other Person or Persons organized under the laws of the United States or any state thereof (whether or not affiliated with the Company), or successive consolidations or mergers to which any such Subsidiary of the Company or its successor or successors shall be a party or parties, provided that, immediately before and after giving effect to any such transaction, no Default or Event of Default shall exist.

     Section 6.3. Limitation on Sale and Leaseback. Except to the extent permitted from time to time under the Senior Debt Documents, the Company shall not enter into any Sale and Leaseback Transaction if immediately before or after giving effect to such transaction a Default or Event of Default shall exist.

     Section 6.4. Indebtedness. Except to the extent permitted from time to time under the Senior Debt Documents, the Company shall not, and shall not permit any of its Subsidiaries to, incur any Debt if a Default or Event of Default exists or will occur immediately after giving effect thereto as a consequence of the incurrence of such Debt. The Company shall not incur Senior Debt in an aggregate principal amount in excess of Three Hundred Twenty-Five Million Dollars ($325,000,000) unless it obtains the consent of the Holder of this Note.

SECTION 7. EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

     (a) the Company defaults in the payment of any principal on this Note for more than five (5) days after it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) the Company defaults in the payment of any interest on this Note for more than thirty (30) days after the same becomes due and payable; or

     (c) the Company defaults in the performance of or compliance with any term contained in Sections 5 or 6 for a period of sixty (60) days after receipt of written notice from the Holder of this Note to comply with any of such terms; or

     (d) any representation or warranty made in writing by or on behalf of the Company in this Note or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

     (e) the Company or any if its Subsidiaries shall (x) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money in an aggregate amount equal to or greater than $100,000,000 or (y) fail to observe or perform any term, covenant or agreement relating to or contained in any instrument or agreement evidencing or securing any obligation for borrowed money which results in the acceleration (whether by declaration or automatically) of such indebtedness, in either case in an aggregate amount equal to or greater than $100,000,000; provided that, at any time when no Senior Debt is outstanding and all Commitments (as defined in the Senior Debt Documents) have terminated, then, for purposes of this clause (e), an Event of Default shall exist if the Company or any of its Subsidiaries shall (x) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money in an aggregate amount equal to or greater than $100,000,000 or (y) fail to observe or perform any term, covenant or agreement relating to or contained in any instrument or agreement evidencing or securing any obligation for borrowed money which would permit the holders thereof to accelerate such indebtedness or results in the acceleration (whether by declaration or automatically) of such indebtedness, in either case in an aggregate amount equal to or greater than $100,000,000;

     (f) the Company or any of its Material Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or any of its Material Subsidiaries or of any substantial part of the assets of the Company or any of its Material Subsidiaries or shall commence any case or other proceeding relating to the Company or any of its Material Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company or any of its Material Subsidiaries and the Company or any of its Material Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein; or

     (g) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company or any of its Material Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company or any Material Subsidiary of the Company in an involuntary case under federal bankruptcy laws as now or hereafter constituted.

SECTION 8. REMEDIES ON DEFAULT, ETC.

Section 8.1. Acceleration.

     (a) If an Event of Default with respect to the Company described in paragraph (f) or (g) of Section 7 has occurred, this Note shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, the Holder of this Note may, at any time at its, his or her option, by notice to the Company, declare all this Note to be immediately due and payable.

     Upon this Note's becoming due and payable under this Section 8.1, whether automatically or by declaration, it will forthwith mature and the entire unpaid principal amount of this Note plus all accrued and unpaid interest thereon determined in respect of such principal amount (to the full extent permitted by applicable law), shall be immediately due and payable, without presentment, demand, protest or further notice, all of which are hereby waived.

     Section 8.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether this Note shall have become or have been declared immediately due and payable under Section 8.1, the Holder of this Note at the time outstanding may proceed to protect and enforce his, her or its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in herein, or for an injunction against a violation of any of the terms thereof, or in aid of the exercise of any power granted thereby or by law or otherwise, provided, that the maturity of this Note may be accelerated only in accordance with Section 8.1.

     Section 8.3. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of the Holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 9. PAYMENTS ON NOTES.

     Section 9.1. Place of Payment. Subject to Section 9.2, payments of principal and interest becoming due and payable on this Note shall be made in Chicago, Illinois at the principal office of the Company. The Company may at any time, by notice to the Holder, change the place of payment of this Note so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the office of a bank or trust company in such jurisdiction.

     Section 9.2. Home Office Payment. So long as TDS shall be the sole Holder of this Note, and notwithstanding anything contained in Section 9.1 to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by procedures normally used to exchange payments between TDS and the Company, or by such other method or at such other address as TDS shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Note, TDS shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 9.1. Prior to any sale or other disposition of this Note by TDS, TDS may, at its sole election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes.

SECTION 10. AMENDMENT AND WAIVER.

     Section 10.1. Requirements. This Note may be amended, and the observance of any term of this Note may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Holder.

SECTION 11. NOTICES.

     (a) All notices and other communications pertaining to this Note shall be in writing and shall be deemed to have been duly given upon the receipt thereof by the other party. Such notices shall be delivered by hand, or telecopied with telephone confirmation of receipt, or mailed, certified or registered mail with postage prepaid, or sent by overnight courier:

         If to the Company, to it at:

                  United States Cellular Corporation
                  8410 West Bryn Mawr Avenue, Suite 700
                  Chicago, Illinois  60631
                  Attention:  President
                  Telephone:  773-399-8903
                  Telecopier:  773-399-8959

         With copies to:

                  Sidley Austin Brown & Wood
                  Bank One Plaza
                  10 South Dearborn
                  Chicago, Illinois  60603
                  Attention:  Stephen P. Fitzell, Esq.
                  Telephone:  312-853-7000
                  Telecopier:  312-853-7036

         If to TDS, to:

                  Telephone and Data System, Inc.
                  30 North LaSalle, 40th Floor
                  Chicago, Illinois 60602
                  Attention:  President
                  Telephone:  312-630-1900
                  Telecopier:  312-630-9299

         With copies to:

                  Sidley Austin Brown & Wood
                  Bank One Plaza
                  10 South Dearborn
                  Chicago, Illinois  60603
                  Attention:   William S. DeCarlo, Esq.
                  Telephone:   (312) 853-7000
                  Telecopier:  (312) 853-7036

         or to such other Person or address as shall be furnished to the other party in writing.

SECTION 12. TRANSFER OF THIS NOTE.

     Section 12.1. In General. Subject to the terms of this Section 12, the Holder hereby agrees that this Note may not be transferred except: (i) this Note may be transferred pursuant to a transaction that is registered under an effective registration statement under the Securities Act or is exempt from the registration requirements of the Securities Act, and (ii) this Note may be pledged or otherwise hypothecated by the Holder hereof as part of a bona fide, arm's length pledge or hypothecation transaction, in which event, this Note may be transferred to the pledgee or other lienholder in the event of foreclosure pursuant to lawful foreclosure proceedings. As a condition to any transfer, the Company may require appropriate documentation to evidence compliance with applicable securities laws, including an opinion in form and substance satisfactory to the Company from counsel satisfactory to the Company.

     Section 12.2. Notice; Binding Effect. Upon any transfer effected pursuant to the terms of this Section 12, the permitted transferee of this Note shall provide written notice to the Company, which notice shall be signed by such permitted transferee and shall contain such Person's agreement to be bound by the terms of this Note. Upon the Company's receipt of such notice, such Person shall for all purposes hereunder constitute the "Holder" hereof.

SECTION 13. INDEMNIFICATION.

     The Company agrees to (i) reimburse all present and prior Holders of this Note for any reasonable costs and expenses (including, without limitation, reasonable attorneys' and paralegals' fees and expenses) incurred by such present and prior Holders of this Note in enforcing any rights under this Note or defending any suit brought against such Holders by the Company or any other Person in connection with the transactions contemplated by this Note, except if the same is directly due to the willful misconduct or gross negligence of such present or prior Holder, and (ii) indemnify and hold all present and prior Holders of this Note and their respective officers, directors, employees, partners, Affiliates, attorneys and agents (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred and reasonably paid by the Indemnitees, arising from or in connection with the negotiation, preparation, execution, delivery, enforcement, performance and administration of this Note or any other document executed in connection herewith; provided, however, the Company shall have no obligation to any Indemnitee with respect to any matter caused by or resulting from the willful misconduct or gross negligence of such Indemnitee. To the extent that the indemnity set forth in this Section may be unenforceable because it violates any law or public policy, the Company shall pay the maximum portion which it is permitted to pay under applicable law. Any Indemnitee will promptly notify the Company of the commencement of any legal proceeding which may give rise to any indemnified liability under the foregoing indemnity and shall permit the Company to participate in the defense of such Indemnitee in any such proceeding. The foregoing indemnity shall survive the repayment of this Note.

SECTION 14. MISCELLANEOUS.

     Section 14.1. Successors and Assigns. All covenants and other agreements contained in this Note by or on behalf of any of the parties hereto shall be binding upon and inure to the benefit of their respective permitted successors and assigns (including, without limitation, any subsequent Holders of this Note) whether so expressed or not.

     Section 14.2. Payments Due on Non-Business Days. Anything in this Note to the contrary notwithstanding, any payment of principal of or interest on this Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 14.3. Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 14.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 14.5. Governing Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of August 7, 2002.

                                      UNITED STATES CELLULAR CORPORATION

                                      By:  /s/ John E. Rooney
                                           -----------------------------
                                           Name:  John E. Rooney
                                           Title:  President



ACCEPTED BY:

TELEPHONE AND DATA SYSTEMS, INC.

By:  /s/ LeRoy T. Carlson, Jr.
     ------------------------------
     Name:    LeRoy T. Carlson, Jr.
     Title:   President and Chief
              Executive Officer







                     SIGNATURE PAGE TO SUBORDINATED NOTE TO
                        TELEPHONE AND DATA SYSTEMS, INC.

                                   SCHEDULE A

                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Administrative Agent" means the administrative agent for the Lenders under the Credit Agreement from time to time.

     "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means United States Cellular Corporation, a Delaware corporation.

     "Credit Agreement" means the Revolving Credit Agreement dated as of June 26, 2002, as it may be amended from time to time, among the Company as borrower, the Administrative Agent and the Lenders identified therein, as amended and in effect from time to time.

     "Debt" means, with respect to the Company or any Subsidiary, any obligation to repay money, and indebtedness evidenced by notes, bonds, debentures or similar obligations, any obligation under a conditional sale or other title retention agreement, any obligation of others secured by any asset of the Company or any Subsidiary, whether or not such obligation is assumed by such Person, any Guaranty of the obligation of others, all Capital Lease obligations, and any reimbursement obligations (whether contingent or otherwise) in respect of letters of credit, bankers acceptances and similar instruments, provided, however, that Debt shall not include performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in lieu of performance or franchise bonds and other obligations of like nature, trade payables, and accrued liabilities and subscriber advance payments and deposits, arising in the ordinary course of business.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 8.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means (a) the government of

     (i) the United States of America or any State or other political subdivision thereof, or

     (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a)  to  purchase   such   indebtedness   or  obligation  or  any  property
constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Holder" means TDS or its permitted transferree.

     "Indemnitees" is defined in Section 13.

     "Lenders" means the financial institutions identified in Schedule 1.1(a) of the Credit Agreement and their permitted successors and assigns.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Note, or (c) the validity or enforceability of this Note.

     "Material Subsidiary" means United States Cellular Operating Company and United States Cellular Investment Company and any other Subsidiary that would at any time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission on the date hereof) of the Company.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) to which contributions are or have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "property " or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Responsible Officer" means the Chairman, the President, the Executive Vice President - Finance and any other officer of the Company with responsibility for the administration of the relevant portion of this Note.

     "Sale" means any sale, transfer or other disposition of assets (other than by means of a simultaneous exchange of assets of a similar type and having a comparable value), whether in one transaction or a series of related transactions.

     "Sale and Leaseback Transaction" means any arrangement with any Person other than a Subsidiary providing for the leasing (as lessee) by the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than three (3) years), which property has been or is to be sold or transferred by the Company to any Person in contemplation of or in connection with such arrangement.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "security" or "securities" means "security" as defined by section 2(l) of the Securities Act.

     "Senior Debt" has the meaning set forth in the Subordination Agreement.

     "Senior Debt Documents" has the meaning set forth in the Subordination Agreement.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     "Subordination Agreement" means the Subordination Agreement, dated as of June 26, 2002, among TDS and the other Subordinated Creditors set forth therein, the Company, and the Administrative Agent.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "TDS" means Telephone and Data Systems, Inc., a Delaware corporation and the initial Holder of this Note.

     "Wholly-owned," when used in connection with any Subsidiary, means a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Debt shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.